DATED JUNE 1, 2010

CONSULTANCY AGREEMENT

between

CODA OCTOPUS GROUP, INC.

and

TAKTOS LIMITED

CONTENTS

CLAUSE

SCHEDULE

THIS AGREEMENT is dated May 1, 2010

PARTIES

(1) Coda Octopus Group, Inc. a Delaware corporation, ("Coda Octopus"), with a headquarters address of Newport Office Center I, 111 Town Square Place, Jersey City, Suite 1201, New Jersey 07310 **(Company)**; and

(2) Taktos Limited, a United Kingdom corporation, with an address at 3 Willow Walk, Englefield Green, Egham, Surrey TW20 0DQ **(Consultant Company)**.

AGREED TERMS

1. INTERPRETATION

1.1 The definitions and rules of interpretation in this Clause apply in this Agreement (unless the context requires otherwise).

Board: the board of directors of the Company (including any committee of the board duly appointed by it).

Business: Any subsea visualization company or business (incorporated or unincorporated), or (ii) any other business in which Coda Octopus is engaged or is actively planning to engage as of the date of the Termination of this Agreement.

Business Opportunities: any opportunities which the Consultant Company or the Individual becomes aware of during the Engagement which relate to the business of any Group Company or which the Board reasonably considers might be of benefit to any Group Company.

Capacity: as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity.

Commencement Date: November 1, 2009.

Confidential Information: information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of any Group Company for the time being confidential to any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of any Group Company or any of their business contacts.

Convenience: termination of the Engagement by either party for any reason other than for material breach by the Company or a Good Reason Termination by the Company.

Engagement: the engagement of the Consultant Company by the Company on the terms of this Agreement.

Good Reason Termination: A termination of this Agreement for any of the reasons set forth in Clause 10.1 (a) through to (g) inclusive.

Group Company: the Company, any company of which it is a Subsidiary (its holding company) and any other Subsidiaries of the Company or any such holding company.

Individual: Geoff Turner

Intellectual Property Rights: patents, rights to Inventions, copyright and related rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world.

Invention: any invention, idea, discovery, development, improvement or innovation made by the Consultant Company or by the Individual in connection with the provision of the Services, whether or not patentable or capable of registration, and whether or not recorded in any medium.

Location: the headquarters of the Company at Commencement Date.

Pre-Contractual Statement: any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this Agreement or not) relating to the Engagement other than as expressly set out in this Agreement or any documents referred to in it.

Restricted Business: any business which competes with the Business at the relevant point in time

Restricted Customer: any firm, company or person who, during the 6 months prior to Termination, was a customer of or in the habit of dealing with the Company or any Group Company with whom the Consultant or the Individual had contact or about whom he became aware or informed in the course of his engagement under this Agreement.

Restricted Person: anyone employed or engaged by the Company or any Group Company and who could materially damage the interests of the Company or any Group Company if they were involved in any Capacity in any business concern which competes with any Restricted Business and with whom the Consultant Company or Individual dealt in the twelve (12) months prior to Termination in the course of its or his Engagement.

Services: the services described in the Schedule.

Subsidiary: in relation to a company (a holding company) means a subsidiary (as defined in section 1159 of the Companies Act 2006) and any other company which is a subsidiary (as so defined) of a company which is itself a subsidiary of such holding company.

Termination Date: the date of termination of this Agreement howsoever arising.

Works: all records, reports, documents, papers, drawings, designs, transparencies, photos, graphics, logos, typographical arrangements, software programs, inventions, ideas, discoveries, developments, improvements or innovations and all materials embodying them in whatever form, including but not limited to hard copy and electronic form, prepared by the Consultant Company or the Individual in connection with the provision of the Services.

1.2 The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.3 A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5 Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.6 The schedules to this Agreement form part of (and are incorporated into) this Agreement.

2. TERM OF ENGAGEMENT

2.1 The Company shall engage the Consultant Company and the Consultant Company shall make available to the Company the Individual to provide the Services on the terms of this Agreement.

2.2 The Engagement shall be deemed to have commenced on the Commencement Date and shall continue indefinitely until terminated by either party in accordance with the termination provisions set forth in Clause 10 of Agreement.

2.3 The Consultancy Agreement between the Company and Consultant Company entered into on or around November 1, 2006 shall be terminated on the Commencement Date of this Agreement.

3. DUTIES AND PLACE OF PERFORMANCE

3.1 During the Engagement the Consultant Company shall, and (where appropriate) shall procure that the Individual shall:

(a) provide the Services with all due care, skill and ability and use its or his best endeavours to promote the interests of the Group and the companies within the Group.

(b) unless the Individual is prevented by ill health or accident, devote at least 160 hours in each calendar month to the carrying out of the Services together with such additional time if any as may be necessary for their proper performance;

(c) promptly give to the Board all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the business of any Group Company.

3.2 The Consultant Company shall procure that, subject to Clause 5 (Expenses), the Individual provides a substantial part of the Services at the Location. During the term of the Agreement the Consultant Company shall be required to procure that the Services are provided at any place within 300 miles of the Location if required by the Board and subject to giving reasonable notice to the Consultant Company and bearing the reasonable costs of relocation.

3.3 If the Individual is unable to provide the Services due to illness or injury the Consultant Company shall advise the Company of that fact as soon as reasonably practicable and shall provide such evidence of the Individual's illness or injury as the Company may reasonably require.

3.4 The Consultant Company shall procure that the Individual is available at all times on reasonable notice to provide such assistance or information as the Company may require.

3.5 The Consultant Company shall, and shall procure that the Individual shall, comply with all reasonable standards of safety and comply with the Company's health and safety procedures from time to time in force at the premises where the Services are provided and report to the Company any unsafe working conditions or practices.

3.6 The Consultant Company undertakes to the Company that during the Engagement it shall, and shall procure that the Individual shall, take all reasonable steps to offer (or cause to be offered) to the Company any Business Opportunities as soon as practicable after the same shall have come to its or his knowledge and in any event before the same shall have been offered by the Consultant Company or the Individual (or caused by the Consultant Company or the Individual to be offered to) any other party provided that nothing in this Clause shall require the Consultant Company or the Individual to disclose any Business Opportunities to the Company if to do so would result in a breach by the Consultant Company or the Individual of any obligation of confidentiality or of any fiduciary duty owed by it or him to any other person, firm or company.

3.7 During the Engagement, the Individual shall be entitled to 30 days (in addition to the usual public holidays in Serbia) paid holiday in each holiday year.

3.8 The Individual shall not without the consent of the Board carry forward any accrued and unused holiday entitlement to a subsequent holiday year, nor receive any payment in lieu in respect of such entitlement.

3.9 On termination of the Engagement, the Consultant Company shall be entitled to be paid in lieu of accrued but untaken holiday by the Individual. The amount of the payment in lieu shall be calculated on the basis that each day of paid holiday is equal to 1/260 of the Fees payable in accordance with the terms of this Agreement.

3.10 If the Individual has taken more holiday than his accrued entitlement at the date of termination of the Engagement, the Company shall be entitled to deduct the appropriate amount from any payments due to the Consultant Company (on the basis that each day of paid holiday is equal to 1/260 of the Fees payable in accordance with the terms of this Agreement.

3.11 If either party has served notice to terminate the Engagement, the Company may require the Individual to take any accrued but unused holiday entitlement during the notice period.

4. FEES AND BENEFITS

4.1 In consideration of the provision of the Services, the Company shall within 5 days of receipt of an invoice submitted in accordance with Clause 4.5, pay to the Consultant Company a consultancy fee of $20,833.33 (Fees) commencing from the Commencement Date exclusive of Value Added Tax (if applicable) per month. Such fee to be payable by bank transfer monthly. In addition to the Fees, the Company shall pay a car allowance of $1,014 per month commencing November 1, 2009.

4.2 During the term of this Agreement, the Company shall provide health insurance for the Individual in accordance with its health insurance practice.

4.3 The Individual shall be entitled to participate in any bonus and/or incentive plan that the Board may approve for the management of the Company.

4.4 The Consultant Company shall within 5 days of the end of the calendar month submit to the Company an invoice for the Fees.

4.5 The Company shall be entitled to deduct from the Fees and/or any other sums due to the Consultant Company, any sums that the Consultant Company or the Individual may owe to any Group Company at any time.

5. EXPENSES

5.1 The Company shall reimburse (or procure the reimbursement of) all reasonable expenses properly and necessarily incurred by the Consultant Company or the Individual in the course of the Engagement, subject to production of receipts or other appropriate evidence of payment. All expenses must be submitted within three (3) months of the date at which they are incurred. At the expiry of three (3) months, these amounts shall be deemed not due by the Company.

5.2 The Company shall reimburse the Consultant Company for all out of pocket expenses including travel and accommodation expenses incurred by the Consultant Company or the Individual in performing the Services at the Location.

5.3 If the Individual is required to travel abroad in connection with the provision of the Services, the Company shall be responsible for any necessary insurances, inoculations and immigration requirements.

6. OTHER ACTIVITIES

Nothing in this Agreement shall prevent the Consultant Company or the Individual from being engaged, concerned or having any financial interest in any Capacity in any other business, trade, profession or occupation during the Engagement provided that:

(a) such activity does not cause a breach of any of the Consultant Company's obligations under this Agreement; and

(b) the Consultant Company shall not, and shall procure that the Individual shall not, engage in any such activity if it relates to a business which is similar to or in any way competitive with the Business of any Group Company without the prior written consent of the Board.

7. CONFIDENTIAL INFORMATION AND COMPANY PROPERTY

7.1 The Consultant Company acknowledges that in the course of the Engagement it and the Individual will have access to Confidential Information. The Consultant Company has therefore agreed to accept the restrictions in this Clause 7.

7.2 The Consultant Company shall not, and shall procure that the Individual shall not (except in the proper course of its or his duties) either during the Engagement or at any time after the Termination Date, use or disclose to any firm, person or company (and shall use its best endeavours and procure that the Individual shall use its best endeavours to prevent the publication or disclosure of) any Confidential Information. This restriction does not apply to:

(a) any use or disclosure authorised by the Company or required by law; or

(b) any information which is already in, or comes into, the public domain otherwise than through the Consultant Company's or the Individual's unauthorised disclosure.

7.3 All documents, manuals, hardware and software provided for the Individual's use by the Company, and any data or documents (including copies) produced, maintained or stored on the Company's computer systems or other electronic equipment (including mobile phones if provided by the Company), remain the property of the Company.

8. DATA PROTECTION

8.1 The Consultant Company shall procure that the Individual consents to the Company holding and processing data relating to him for legal, personnel, administrative and management purposes and in particular to the processing of any "sensitive personal data" (as defined in the Data Protection Act 1998) relating to the Individual.

8.2 The Consultant Company consents (and shall procure that the Individual consents) to the Company making such information available to any Group Company, those who provide products or services to the Company and any Group Company (such as advisers, regulatory authorities, governmental or quasi governmental organisations and potential purchasers of the Company or any part of its business.

8.3 The Consultant Company consents (and shall procure that the Individual consents) to the transfer of such information to the Company's and any Group Company's business contacts outside the European Economic Area in order to further their business interests.

9. INTELLECTUAL PROPERTY

9.1 The Consultant Company hereby assigns to the Company all existing and future Intellectual Property Rights in the Works and the Inventions and all materials embodying such rights to the fullest extent permitted by law. Insofar as they do not so vest automatically by operation of law or under this Agreement, the Consultant Company holds legal title in such rights and inventions on trust for the Company.

9.2 The Consultant Company undertakes to the Company:

(a) to notify to the Company in writing full details of all Works and Inventions promptly on their creation;

(b) to keep confidential the details of all Inventions;

(c) whenever requested to do so by the Company and in any event on the termination of the Engagement, promptly to deliver to the Company all correspondence, documents, papers and records on all media (and all copies

or abstracts of them), recording or relating to any part of the Works and the process of their creation which are in his possession, custody or power;

(d) not to register nor attempt to register any of the Intellectual Property Rights in the Works, nor any of the Inventions, unless requested to do so by the Company; and

(e) to do all acts necessary to confirm that absolute title in all Intellectual Property Rights in the Works and the Inventions has passed, or will pass, to the Company,

and confirms that the Individual has given written undertakings in the same terms to the Consultant Company.

9.3 The Consultant Company warrants that:

(a) it has not given and will not give permission to any third party to use any of the Works or the Inventions, nor any of the Intellectual Property Rights in the Works;

(b) it is unaware of any use by any third party of any of the Works or Intellectual Property Rights in the Works; and

(c) the use of the Works or the Intellectual Property Rights in the Works by the Company will not infringe the rights of any third party,

and confirms that the Individual has given written undertakings in the same terms to the Consultant Company.

9.4 The Consultant Company acknowledges that no further remuneration or compensation other than that provided for in this Agreement is or may become due to the Consultant Company in respect of the performance of its obligations under this Clause 9.

9.5 The Consultant Company undertakes to execute all documents, make all applications, give all assistance and do all acts and things, at the expense of the Company and at any time either during or after the Engagement, as may, in the opinion of the Board, be necessary or desirable to vest the Intellectual Property Rights in, and register or obtain patents or registered designs in, the name of the Company and otherwise to protect and maintain the Intellectual Property Rights in the Works. The Consultant Company confirms that the Individual has given written undertakings in the same terms to the Consultant Company.

9.6 The Consultant Company hereby irrevocably appoints the Company to be its attorney to execute and do any such instrument or thing and generally to use its name for the purpose of giving the Company or its nominee the benefit of this Clause 9 and acknowledges in favour of a third party that a certificate in writing signed by any

director or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause 9 shall be conclusive evidence that such is the case.

10. TERMINATION

10.1 Notwithstanding the provisions of Clause 2.2, the Company may terminate the Engagement with immediate effect without notice and without any liability to pay any remuneration, compensation or damages (including those amounts set forth in Clause 10.3) if at any time:

(a) the Consultant Company or the Individual is guilty of gross misconduct affecting the business of any Group Company; or

(b) the Individual is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom, USA or elsewhere for which a fine or non-custodial penalty is imposed); or

(c) the Consultant Company or the Individual is in the reasonable opinion of the Board grossly negligent and incompetent in the performance of the Services; or

(d) the Consultant Company makes a resolution for its winding up, makes an arrangement or composition with its creditors or makes an application to a court of competent jurisdiction for protection from its creditors or an administration or winding-up order is made or an administrator or receiver is appointed in relation to the Consultant Company; or

(e) the Individual is incapacitated (including by reason of illness or accident) from providing the Services for an aggregate period of 132 working days in any 52 week consecutive period; or

(f) Failure of the Individual to perform the Services substantially at the Location.

(g) the Consultant Company or the Individual is in breach of the Company's Insider Dealing Policy or guilty of any fraud or dishonesty or acts in any manner which in the opinion of the Board brings or is likely to bring the Individual, the Consultant Company, or any Group Company into disrepute or is materially adverse to the interests of any Group Company.

10.2 The rights of the Company under Clause 10 are without prejudice to any other rights that it might have at law to terminate the Engagement or to accept any breach of this Agreement on the part of the Consultant Company as having brought the Agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof.

10.3 The Company may terminate this Agreement at any time for Convenience upon given three (3) months written notice to the Consultant Company.

10.4 The Company shall pay the Consultant Company a lump sum payment equal to 12 months Fees ("Severance Payment") where it terminates this Agreement for Convenience. The Severance Payment shall be paid to the Executive within 45 days following the Date of Termination and at the Company's discretion can be paid in two instalments within 45 days of the Date of Termination and subject to handing over all Company property and signing appropriate releases.

10.5 Regardless of the reason for any termination of this Agreement, the Consultant Company shall be entitled to: (i) any unpaid portion of Fees through the date of Termination unless otherwise provided herein; (ii) subject to clause 5.1, reimbursement for any outstanding reasonable expense the Consultant Company or the Individual has incurred hereunder; (iii) continued insurance benefits (if applicable at the time of termination) and to the extent required by law; (iv) payment of any vested but unpaid rights as required independent of this Agreement by the terms of any bonus and/or other incentive pay or stock plan, or any other management incentive plan or program of Coda Octopus.

10.6 The Consultant Company may terminate the Engagement:

(a) Where there has been a material breach of this Agreement by the Company and the said breach remain unremedied for at least 45 days.

(b) For Convenience. The Consultant Company shall give the Company six (6) months notice in writing where it proposes to terminate this Agreement for Convenience.

11. OBLIGATIONS UPON TERMINATION

On the Termination Date the Consultant Company shall, and shall procure that the Individual shall:

(a) immediately deliver to the Company all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of any Group Company or their business contacts, any keys, and any other property of any Group Company, which is in its or his possession or under its or his control;

(b) irretrievably delete any information relating to the business of any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in its or his possession or under its or his control outside the premises of the Company; and

(c) provide a signed statement that it or he has complied fully with its or his obligations under this Clause 11.

12. STATUS

12.1 The relationship of the Consultant Company (and the Individual) to the Company will be that of independent contractor and nothing in this Agreement shall render it (nor the Individual) an employee, worker, agent or partner of the Company and the Consultant Company shall not hold itself out as such and shall procure that the Individual shall not hold himself out as such.

12.2 This Agreement constitutes a contract for the provision of services and not a contract of employment and accordingly the Consultant Company shall be fully responsible for and shall indemnify the Company or any Group Company for and in respect of payment of the following within the prescribed time limits:

(a) any income tax, National Insurance and Social Security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services or any payment or benefit received by the individual (or their associates) in respect of the Services, where such recovery is not prohibited by law. The Consultant Company shall further indemnify the Company against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by the Company in connection with or in consequence of any such liability, deduction, contribution, assessment or claim;

(b) any liability for any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by the Individual or any Substitute against the Company arising out of or in connection with the provision of the Services, except where such claim is as a result of any act or omission of the Company.

12.3 The Company may at its option satisfy such indemnity (in whole or in part) by way of deduction from payments due to the Consultant Company or the Individual.

13. POST-TERMINATION RESTRICTIONS

13.1 In order to protect the Confidential Information, trade secrets and business connections of the Company and each Group Company to which the Consultant Company and/or Individual has access as a result of the Engagement, the Consultant Company covenants with the Company and shall procure that the Individual also enters into similar covenants benefiting the Company that neither the Consultant Company nor the Individual shall:

(a) for 12 months after Termination solicit or endeavour to entice away from the Company or any Group Company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with any Restricted Business; or

(b) for 12 months after Termination in the course of any business concern which is in competition with any Restricted Business, offer to employ or engage or otherwise endeavour to entice away from the Company or any Group Company any Restricted Person; or

(c) for 12 months after Termination, be involved in any Capacity with any business concern which is (or intends to be) in competition with any Restricted Business; or

(d) for 12 months after Termination be involved with the provision of goods or services to (or otherwise have any business dealings with) any Restricted Customer in the course of any business concern which is in competition with any Restricted Business; or

(e) at any time after Termination, represent himself as connected with the Company or any Group Company in any Capacity.

13.2 None of the restrictions in Clause 13 shall prevent the Consultant Company or the Individual from:

(a) being engaged or concerned in any business concern insofar as the Consultant's duties or work shall relate solely to geographical areas where the business concern is not in competition with any Restricted Business; or

(b) being engaged or concerned in any business concern, provided that the Consultant's duties or work shall relate solely to services or activities of a kind with which the Consultant Company or the Individual was not concerned to a material extent in the twelve (12) months prior to Termination.

13.3 The restrictions imposed on the Consultant Company and Individual by Clause 13.1 apply to either of them acting:

(a) directly or indirectly including through legal or natural persons under his control or related to him; and

(b) on his own behalf or on behalf of, or in conjunction with, any firm, company or person.

13.4 Each of the restrictions in this Clause 13 is intended to be separate and severable. If any of the restrictions shall be held to be void but would be valid if part of their wording were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective.

14. NOTICES

14.1 Any notice given under this Agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it by pre-paid recorded delivery or registered post to the relevant party at its registered

office for the time being or by sending it by fax to the fax number notified by the relevant party to the other party. Any such notice shall be deemed to have been received:

(a) if delivered personally, at the time of delivery;

(b) in the case of pre-paid recorded delivery or registered post, 48 hours from the date of posting;

(c) in the case of fax, at the time of transmission.

14.2 In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery or registered post or that the notice was transmitted by fax to the fax number of the relevant party).

15. ENTIRE AGREEMENT AND PREVIOUS CONTRACTS

Each party on behalf of itself and (in the case of the Company, as agent for any Group Companies) acknowledges and agrees with the other party the Company acting on behalf of itself and as agent for each Group Company) that:

(a) this Agreement together with any documents referred to in it constitute the entire Agreement and understanding between the Consultant Company and the Company and any Group Company and supersedes any previous Agreement between them relating to the Engagement (which shall be deemed to have been terminated by mutual consent);

(b) in entering into this Agreement neither party nor any Group Company has relied on any Pre-Contractual Statement; and

(c) the only remedy available to it for breach of this Agreement shall be for breach of contract under the terms of this Agreement and each party shall have no right of action against any other party in respect of any Pre-Contractual Statement. Nothing in this Agreement shall, however, operate to limit or exclude any liability for fraud.

16. VARIATION

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

17. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be an original, and all the counterparts together shall constitute one and the same instrument.

18. THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than the Consultant Company and the Company shall have any rights under it. The terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by Agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any third party.

19. GOVERNING LAW AND JURISDICTION

19.1 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

Schedule Services

The Individual performs the duties of the Chief Executive Officer of the Group.

The Individual reports to the Board and is responsible for:

Board Administration and Support – supports administration of Board by advising and informing Board members, interfacing between the Board and staff and supporting Board's evaluation of chief executive;

Program, Product and Service Delivery - oversees design, marketing, promotion, delivery and quality of programs, programs, products and services;

Financial, Tax and Risk: recommends yearly budget for Board approval and prudently manages Group's resources within those budget guidelines according to current laws and regulations;

Human Resources Management – effectively manages the human resources of the Group according to authorised personnel policies and procedures that fully conform to current laws and Regulations;

Community and Public Relations: Ensures the Group and its mission, programs, products and services are consistently presented in strong, positive image to relevant stakeholders;

Fundraising: oversees fundraising planning and implementation, including identifying resource requirements, researching funding sources, establishing strategies to approach funders, submitting proposals and administrating fundraising records and documents;

Regulations: Ensures that the Group's business is conducted in accordance with applicable laws, rules and regulations;

The day to day operation of the business and implement the strategic goals and objectives of the Group;

With the chair, enable the Board to fulfil its governance function;

Provide entrepreneurial leadership of the Group within the framework of prudent and effective controls which enable risk to be assessed and managed;

Set with the Board the Group's strategic aims ensure that the necessary financial and human resources are in place for the Group to meet its objectives and review management performance; and

Set with the Board the Group's values and standards and ensure that is obligations to its shareholders and others are understood and met.

Executed by Coda Octopus Group acting by Judith Wallace, Chief Financial Officer and Director

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Signature and Date

Executed by Taktos Limited acting by Geoff Turner

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Signature and Date